EXHIBIT 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the use in this Registration Statement of Navidec Financial Services, Inc. on Form S-1, which is Amendment No. 1 to Form SB-2, of our report dated June 14, 2005, with respect to our audit of the consolidated financial statements of Navidec Financial Services, Inc. as of December 31, 2004 and the year then ended, that is included in this Registration Statement, filed with the Securities and Exchange Commission. We also consent to the use of our name as it appears under the caption "Experts".





/s/  EPSTEIN, WEBER & CONOVER, P.L.C.
     --------------------------------
     Scottsdale, Arizona
     August 26, 2005